Exhibit 5.1

ONE BATTERY PARK PLAZA

NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200

FACSIMILE: (212) 480-8421	901 K STREET, N.W.
WWW.SEWKIS.COM	WASHINGTON, DC 20005
TELEPHONE: (202) 737-8833
FACSIMILE: (202) 737-5184

December 22, 2020

Eagle Bulk Shipping Inc.

300 First Stamford Place, 5th Floor

Stamford, Connecticut 06902

Re:    Eagle Bulk Shipping Inc.

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Eagle Bulk Shipping Inc. (the “Company”) in connection with the Company’s offering of an aggregate of 1,414,105 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold pursuant to: (i) the Underwriting Agreement, dated December 18, 2020 (the “Underwriting Agreement”) by and among the Company and DNB Markets, Inc., Fearnley Securities AS and Fearnley Securities, Inc., as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”) relating to an underwritten public offering (the “Underwritten Offering”) and (ii) the Subscription Agreement (the “Subscription Agreement”), dated December 18, 2020, between the Company and the institutional investor party thereto (the “Investor”) relating to a registered direct offering (the “Direct Offering” and, together with the Underwritten Offering, the “Offerings”). The Shares are being offered pursuant to a Registration Statement on Form S-3 (Registration No. 333-233208) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and solely with respect to the shares offered in the Underwritten Offering, the prospectus included in the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement thereto dated December 17, 2020 (the “Preliminary Prospectus Supplement”) and a prospectus supplement thereto dated December 22, 2020 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), and solely with respect to the shares being offered in the Direct Offering, pursuant to the Base Prospectus, and a prospectus supplement relating solely to the Direct Offering dated December 22, 2020 (the “Direct Offering Prospectus Supplement” and together with the Base Prospectus, the “Direct Offering Prospectus”). The Shares include 32,890 shares of Common Stock that the Underwriters are entitled to purchase pursuant to their option to purchase additional shares of Common Stock in the Underwriting Agreement. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Preliminary Prospectus Supplement; (iii) the Prospectus; (iv) the Underwriting Agreement; (v) the Direct Offering Prospectus Supplement, (vi) the Direct Offering Prospectus and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts

Eagle Bulk Shipping Inc.

December 22, 2020

of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus and Direct Offering Prospectus to be executed in connection with the Offerings have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offerings comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and Direct Offering Prospectus, as applicable, and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Shares have been duly authorized, validly issued and are fully paid for and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus and Direct Offering Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP